Exhibit (h)(4)(vii)

AMENDMENT No. 7

To

Transfer Agency and Service Agreement

between

Each of the Entities, Individually and not Jointly,

As Listed on Schedule A

And

DST Asset Manager Solutions, Inc.

This Amendment is entered into as of November 4, 2020, between DST Asset Manager Solutions, Inc. (the “Transfer Agent”) and Each of the Entities, Individually and not Jointly, as listed on Schedule A (the “Funds”).

WHEREAS, the 1290 Funds, on behalf of each of its series as reflected on Schedule A, and the Transfer are parties to the Transfer Agency and Service Agreement dated October 29, 2014, as amended (the “Agreement”);

WHEREAS, the EQ Advisors Trust, on behalf of each of its series reflected on Schedule A, and the Transfer Agent became parties to the Agreement pursuant to an amendment to the Agreement dated January 24, 2019 (“Amendment No. 6”); and

WHEREAS, in accordance with Section 16.1 (Amendment) of the Agreement, the parties desire to amend the Agreement as set forth herein (hereinafter, “Amendment No. 7”).

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. Schedule A to the Agreement, which sets forth the Funds subject to the Agreement, is hereby replaced and superseded with the Schedule A attached hereto, dated November 4, 2020; and

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment No. 7 except as specifically revised by this Amendment No. 7; and

3.	Except as specifically modified and amended by this Amendment No. 7, all other terms and conditions of the Agreement and Amendment No. 6 are hereby ratified and shall remain in full force and effect.

1290 Funds

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 7 to be executed by a duly authorized officer on one or more counterparts as of the date and year first above written.

1290 FUNDS		DST ASSET MANAGER SOLUTIONS, INC.

By:	/s/ Michal Levy	By:	/s/ Michael Sleightholme
Name:	Michal Levy	Name:	Michael Sleightholme

Title:	President	Title:	VP

As an Authorized Officer on behalf of each of the Entities Individually and not Jointly as listed on Schedule A

EQ ADVISORS TRUST

By:	/s/ Michal Levy
Name:	Michal Levy

Title:	Senior Vice President

As an Authorized Officer on behalf of each of the Entities Individually and not Jointly as listed on Schedule A

1290 Funds

SCHEDULE A

Dated: November 4, 2020

Fund	Type of Entity	Jurisdiction
1290 Funds	Statutory Trust	Delaware

1290 Diversified Bond Fund

1290 DoubleLine Dynamic Allocation

1290 GAMCO Small/Mid Cap Value Fund

1290 High Yield Bond Fund

1290 Multi-Alternative Strategies Fund

1290 Retirement 2020 Fund

1290 Retirement 2025 Fund

1290 Retirement 2030 Fund

1290 Retirement 2035 Fund

1290 Retirement 2040 Fund

1290 Retirement 2045 Fund

1290 Retirement 2050 Fund

1290 Retirement 2055 Fund

1290 Retirement 2060 Fund

1290 SmartBeta Equity Fund

EQ Advisors Trust	Statutory Trust	Delaware

1290 VT Convertible Securities Portfolio, Class IB

1290 VT GAMCO Small Company Value Portfolio, Class IB

1290 VT Micro Cap Portfolio, Class IB

1290 VT SmartBeta Equity Portfolio, Class IB

1290 VT Socially Responsible Portfolio, Class IB

1290 Funds